SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 30, 2002

Central Garden & Pet Company
(Exact name of registrant as specified in its charter)

Delaware	0-20242	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3697 Mt. Diablo Boulevard Lafayette, California		94549
(Address of principal executive offices)		(Zip Code)

(925) 283-4573
Registrant’s telephone number, including area code

Inapplicable
(Former name or former address if changed since last report)

Item 5.    Other Events

On August 30, 2002, Brooks M. Pennington, III, a director of Central Garden & Pet Company and the President of Pennington Seed, Inc., and certain family partnerships of Mr. Pennington entered into Rule 10b5-1 sales plans with Morgan Stanley & Co. Incorporated pursuant to which they may sell up to a total of 279,000 outstanding shares of Central common stock over three years. The shares of common stock to be sold under the plans were issued to Mr. Pennington and the family partnerships in 1998, when Central acquired Pennington Seed. Selling according to the plans will commence on or after November 1, 2002. A maximum of 93,000 shares may be sold each year for three years. In addition, Mr. Pennington’s sales plan provides that he may sale up to 126,000 shares of Central common stock issuable to Mr. Pennington under Central’s employee stock option plan.

Mr. Pennington and the family partnerships currently hold a total of 1,321,231 shares of Central common stock. Mr. Pennington also has the right to acquire 126,000 shares of Central common stock issuable upon the exercise of outstanding stock options as of August 30, 2002, which options expire between December 2, 2003 and July 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ STUART W. BOOTH
Stuart W. Booth Vice President Finance and Chief Financial Officer

Dated: September 24, 2002

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